THE BEARD COMPANY

2006 STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Name:	_______________________	Grant Date:_____________________________
Stock Options Granted: __________	Exercise Dates:__________________________
Expiration Date:	_______________	___________________________
Option Price:	$____________	___________________________
___________________________

NONQUALIFIED STOCK OPTION AGREEMENT

UNDER THE BEARD COMPANY

2006 STOCK OPTION PLAN

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”), made as of this ___ day of_________________, ______, at Oklahoma City, Oklahoma by and between _____________ (the “Participant”), and The Beard Company (the “Company”):

W I T N E S S ET H:

WHEREAS, the Participant is a key management employee or key professional employee of the Company, its parent or any subsidiary of the Company, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company, its parent or any Subsidiary of the Company; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to “The Beard Company 2006 Stock Option Plan” (the “Plan”), a copy of which has been provided to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

1.         GRANT OF STOCK OPTION. The Company hereby grants to the Participant a stock option (the “Stock Option”) to purchase all or any part of an aggregate of _______________________ (________) shares of its voting Common Stock, par value $.0006665, (the “Stock”) as set forth below, under and subject to the terms and conditions of this Option Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes. The purchase price for each share to be purchased hereunder shall be ___________________________ ($_______) and shall not be less than the fair market value of the common stock of the Company as of the date of grant (the “Option Price”). Provided, in no event shall the Option Price per share be less than the par value of the Stock.

2.         TIMES OF EXERCISE OF STOCK OPTION. After, and only after, the conditions of Section 9 hereof have been satisfied, the Participant shall be eligible to exercise that portion of his Stock Option pursuant to the schedule set forth hereinafter. If the Participant's employment with the Company (or its parent or of anyone or more of the subsidiaries of the Company) remains full-time and continuous at all times to any of the “Exercise Dates” specified hereafter, then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares set forth in the foregoing Section 1 by the designated percentage set forth hereafter.

Exercise Dates	Percent of Stock Option Exercisable
On or after: ______________	25%
On or after: ______________	50%
On or after: ______________	75%
On or after: ______________	100%

3.         TERM OF STOCK OPTION. Stock Options shall be granted on the following terms and conditions. Stock Options shall only be granted to key management employees or key professional employees of the Company, its parent or any subsidiary of the Company. No Stock Option shall be exercisable more than ten (10) years from the date of grant. Subject to such limitations, the Committee shall have the discretion to fix the period (“Option Period”) during which Stock Options may be exercised. At all times during the period commencing with the date a Stock Option is granted to a Participant and ending on the earlier of the expiration of the Option Period applicable to such Stock Option or the date which is three (3) months prior to the date the Stock Option is exercised by such Participant, such Participant must be an employee of either (i) the Company, (ii) a parent or a subsidiary corporation of the Company, or (iii) a corporation or parent or a subsidiary corporation of such corporation issuing or assuming a Stock Option in a transaction to which Section 424(a) of the Code applies. Provided, in the case of a Participant who has incurred a Disability (as defined in section 1.22 of the Plan), the aforesaid three (3) month period shall mean a one (1) year period. Provided further, in the event a Participant's employment is terminated by reason of his death, his personal representative may exercise any unexercised Stock Option granted to the Participant under the Plan at any time within one (1) year after the Participant’s death but in any event not after the expiration of the Option Period applicable to such Stock Option.

4.         NONTRANSFERABILITY OF STOCK OPTIONS. Except as otherwise herein provided, any Stock Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Stock Option contrary to the provisions hereof shall be null and void and without effect.

5.         EMPLOYMENT. So long as the Participant shall continue to be a full-time and continuous employee of the Company, its parent or one or more of the subsidiaries of the Company, any Stock Option granted to him shall not be affected by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company, its parent or any of the subsidiaries of the Company, or interfere in any way with the right of the Company, its parent or any of the subsidiaries of the Company to terminate such Participant's employment at any time.

6.         SPECIAL RULES WITH RESPECT TO STOCK OPTIONS. With respect to Stock Options granted hereunder, the following special rules shall apply:

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(a)       Acceleration of Otherwise Unexercisable Stock Options on Retirement, Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to Retirement, (ii) a Participant who terminates employment due to a Disability, (iii)the personal representative of a deceased Participant, or (iv) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase (within three (3) months of such date of termination of employment or one (1) year in the case of a deceased Participant) all or any part of the shares subject to Stock Option on the date of the Participant's Retirement, Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, had not accrued on such date.

(b)       Number of Stock Options Granted. Participants may be granted more than one Stock Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company, its parent, or a subsidiary of the Company which have supervisory authority over such Participants. Further, the granting of a Stock Option under this Option Agreement shall not affect any outstanding Stock Option previously granted to a Participant under the Plan.

(c)       Assumption of Outstanding Stock Options. To the extent permitted by the applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization or liquidation transaction shall assume Stock Options outstanding under this Option Agreement or issuenew Stock Options in place of such outstanding Stock Options. Provided, such assumption of outstanding Stock Options is to be made on a fair and equivalent basis in accordance with the applicable provisions of section 424 (a) of the Code; provided, further, in no event will such assumption result in a modification of any Stock Option as defined in Section 424(h) of the Code.

7.	METHOD OF EXERCISING STOCK OPTION.

(a)       Procedures for Exercise. The manner of exercising the Stock Option herein granted shall be by written notice to the Secretary or Personnel Manager of the Company prior to the date the Stock Option, or part thereofis to be exercised, and in any event prior to the expiration of the Option Period. Such notice shall state the election to exercise the Stock Option and the number of shares of Stock with respect to that portion of the Stock Option being exercised, and shall be signed by the person or persons so exercising the Stock Option.

(b)       Form of Payment. Payment for shares of Stock purchased under this Option Agreement shall be made in full and in cash or by check, Stock of the Company or a combination thereof, at the time of exercise of the Stock Options as a condition thereof, and no loan or advance shall be made by the Company for the purpose of financing, in whole or in part, the purchase of Stock. In the event that common stock of the Company is utilized as consideration for the purchase of Stock upon the exercise of a Stock Option, then, such common stock shall be valued at the “fair market value” as defined in Section 1.6 of the Plan. In addition to the foregoing procedure which may be available for the exercise of any Stock Option, the Participant may deliver to the Company a notice of exercise including an irrevocable instruction to the Company to deliver the stock certificate issued in the name of the Participant representing the shares subject to a Stock

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Option to a broker authorized to trade in the common stock of the Company. Upon receipt of such notice, the Company will acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual stock certificate with respect to the exercise of the Option, the broker may sell the Stock or any portion thereof. Upon receipt of the notice to exercise from the Company, the broker will deliver directly to the Company a portion of the sales proceeds to cover the Option Price and any withholding taxes, if any. Further, the broker may also facilitate a loan to the Participant upon receipt of the notice of exercise in advance of the issuance of the actual stock certificate as an alternative means of financing and facilitating the exercise of any Stock Option. For all purposes of effecting the exercise of a Stock Option, the date on which the Participant gives the notice of exercise to the Company will be the date he becomes bound contractually to take and pay for the shares of stock underlying the Stock Option. The Committee may also adopt such other procedures which it desires for the payment of the purchase price upon the exercise of a Stock Option which are not inconsistent with the applicable provisions of the Code which relate to Stock Options.

(c)       Further Information. In the event the Stock Option is exercised, pursuant to the foregoing provisions of this Section 7, by any person or persons other than the Participant in the event of the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Stock Option. The notice so required shall be given by personal delivery to the Secretary or Personnel Manager of the Company or by registered or certified mail, addressed to the Company at 5600 N. May Avenue, Suite 320, Oklahoma City, Oklahoma 73112, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United states mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

8.         ACCELERATION OF STOCK OPTIONS UPON CHANGE OF CONTROL. In the event that a Change of Control or Acquisition (as defined herein) has occurred with respect to the Company, any and all Stock Options become automatically fully vested and immediately exercisable with such acceleration to occur without the requirement of any further act by either the Company or the Participant. For the purposes of this Section 8, the term “Change of Control” shall mean:

(i)        The acquisition in a transaction or a series of transactions by any person, entity or “group,” within the meaning of section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934 (the “Exchange Act”), of beneficial ownership, of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities; provided, however, that any acquisition of beneficial ownership of common stock or voting securities of the Company which is less than 30% of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities shall be deemed to be a “change of control” for the purposes of this Agreement if a majority of the Incumbent Board determines that such acquisition has caused a change of control to occur;

(ii)       Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date

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hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii)      Approval by the stockholders of the Company of (A) a reorganization, merger or consolidation, in each case with respect to which the stockholders of the Company will not, immediately after consummation thereof, own more than 50% of the combined voting power of the then outstanding voting securities of either (a) the consolidated company or the surviving company in the reorganization or merger, or (b) any company which prior to the consolidation, reorganization or merger owned 50% or more of the combined voting power of its then outstanding voting securities; provided, however, no Change of Control shall be deemed to have occurred if members of the Incumbent Board will, immediately thereafter, constitute at least a majority of the board of directors of the consolidated or surviving company, or any company which owns, directly or indirectly, at least a majority of the voting power of the consolidated or surviving company's outstanding voting securities, and the Incumbent Board has determined, prior to such shareholder approval, that a Change of Control shall not be deemed to result from such transaction; or (B) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

9.         SECURITIES LAW RESTRICTIONS. Stock Options shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom.

10.       NOTICES. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be mailed (U. S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

*  * * *

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IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand and seal, all on the day and year first above written.

THE BEARD COMPANY, an Oklahoma corporation

By:

Herb Mee, Jr., President

“COMPANY”

“PARTICIPANT”

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